JMP Securities Financial Services Conference 11/16/2023 ARMOUR Residential REIT, Inc. (“ARMOUR”; NYSE ticker ARR) brings private capital into the mortgage markets to support home ownership for a broad and diverse spectrum of Americans. We seek to create shareholder value through thoughtful investment and risk management of a leveraged and diversified portfolio of mortgage-backed securities issued or guaranteed by U.S Government-sponsored entities. We rely on the decades of experience of our management team for (i) MBS securities portfolio analysis and selection, (ii) access to equity capital and repurchase financing on potentially attractive rates and terms, and (iii) hedging and liquidity strategies to moderate interest rate and MBS price risk. We prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations.

2 • Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. • This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements. • Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates. • Estimates do not reflect any costs of operation of ARMOUR. • THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS. PLEASE READ: Important Note Regarding Forward Looking Statements and Estimates

ARMOUR Overview as of November 14, 2023[1]

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ARMOUR manages an investment portfolio consisting of mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises ("GSEs"), Treasury securities, and cash; a financing position consisting primarily of repurchase agreements and preferred equity and a hedge book consisting primarily of interest rate swaps, Treasury futures and Treasury shorts.

1 Stockholders' Equity, Liquidity, and Leverage

- Book Value per Common Share was $20.74, after accrual of November dividends.
  - Stockholder's Equity was $1.2 billion, including the 7.00% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred") with liquidation preference totaling $171 million.
  - On average for the last three years ARMOUR stock price has closed monthly within 4% of Book Value.
- Liquidity was approximately $578 million, consisting of $107 million cash, $355 million unlevered Agency and US Treasury securities and $116 million of principal and interest receivables.
- Implied leverage for the Portfolio was 7.5x, which includes TBAs, forward settling net transactions and Treasury Short positions.

2 Dividend Policy

- ARMOUR pays dividends monthly. The Company previously announced the November and December 2023 common stock dividends of $0.40 per share.
- The Company sets its dividend rate based on the amount of its capital, responsible risk analysis and on the earnings power of the portfolio, after hedging and financing, with a medium term perspective. Under current market conditions, we expect the Company's returns to support a dividend yield for January 2024 in approximately the low to mid teens (12% to 15%) as a percentage of book value. The Company will give further guidance on its January dividend in December.
- Since inception in November 2009, ARMOUR has paid out $2.1 billion in dividends.[(2)]

3 Shareholder Alignment

- Returned $284 million to common shareholders through share repurchases since 2013.
- Senior management maintains common stock ownership basis in excess of $5.75 million aggregate target.
- Managed preferred shares through repurchases, calls, and refinancing to maximize value in capital structure.

4 Transparency and Governance

- Updated portfolio and liability details can be found monthly at www.armourreit.com.
- Non-Executive Board Chairman and separate Lead Independent Director.

5 ARMOUR REIT Manager

- ARMOUR REIT is externally managed by ARMOUR Capital Management LP.
- ARMOUR Capital Management LP is the majority owner of BUCKLER Securities, a FINRA registered broker-dealer.

(1) Many of the numbers presented herein are estimates based on information provided in some cases by outside vendors and are unaudited.
(2) Includes both common and preferred stock dividends through November 2023.

ARMOUR Portfolio and Financing Composition

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ARMOUR Portfolio						
Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration
Agency Multifamily Ballooning in 120 Months or Less	4.5%	$472	99.5%	95.1%	4.48/5.35	7.53
Agency Fixed Rates MBS Maturing Between 0 and 360 Months	96.8%	$10,142	100.1%	95.6%	5.11/5.96	5.00
Agency 30Y TBA Net Positions[1]	-1.3%	-$134	91.1%	91.8%	4.44/ N/A	-3.25
Total Portfolio	**100.0%**	**$10,480**				

- Approximately 77% of ARMOUR's Agency Portfolio positions (excluding TBA positions) contain better convexity characteristics, including:
  - 32% have loan-to-value ratios greater than 95%, FICO scores of less than 700 or seasoning of greater than 24 months.
  - 22% have 100% loans in geographies with additional taxes on refinancing and cash-out transactions such as TX, FL, and NY.
  - 20% have loan balances less than or equal to 275k.
  - 4% have prepayment penalties (Agency Multifamily).

ARMOUR Repurchase Agreements					
Repo Counterparty	Principal Borrowed (millions)	% of Repo Positions	Wtd. Avg. Original Term	Wtd. Avg. Remaining Days	Longest Remaining Term in Days
BUCKLER Securities LLC [2]	$4,967	51.7%	26	13	30
All Other Counterparties	$4,634	48.3%	34	19	30
Total or Wtd. Avg. [3]	**$9,601**	**100.0%**	**30**	**16**	

(1) The Agency 30Y TBA Short Positions effectively pare down certain specified pools.
(2) BUCKLER Securities LLC is a FINRA registered broker-dealer affiliated with ARMOUR REIT.
(3) The repurchase agreement table excludes $656 million of overnight reverse repo for ARMOUR's Treasury Short position, which reduces our repo notional outstanding.

Information as of 11/14/2023. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

5 Information as of 11/14/2023. Some totals may not foot due to rounding. ARMOUR Hedging Composition 6 Remaining Term (in months) N ot io na l ( in m ill io ns ) Interest Rate Swap Breakdown by Months to Maturity 0 - 12 M on th s 13 - 2 4 M on th s 25 - 3 6 M on th s 37 - 4 8 M on th s 49 - 6 0 M on th s 61 - 7 2 M on th s 73 - 8 4 M on th s 85 - 9 6 M on th s 97 - 1 08 M on th s 10 9 - 12 0 M on th s 0 500 1,000 1,500 2,000 Total Swap Notional is $7.9B with a weighted average maturity of 76 months. Hedge Portfolio Summary as of 11/14/2023 Derivative Type Notional Amount (in millions) Interest Rate Swaps $7,886 10-Year Treasury Shorts $700 10-Year Treasury Future Shorts $300

6 Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM"). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. ARMOUR's Agency Portfolio Constant Prepayment Rates ("CPR") Monthly Portfolio CPR Jan ua ry 20 18 Ju ne 20 18 No ve mb er 20 18 Ap ril 20 19 Se pt em be r 2 01 9 Fe br ua ry 20 20 Ju ly 20 20 De ce mb er 20 20 M ay 20 21 Oc to be r 2 02 1 M ar ch 20 22 Au gu st 20 22 Jan ua ry 20 23 Ju ne 20 23 No ve mb er 20 23 0 5 10 15 20

7ARMOUR Net Interest Margin Pe rc en t Asset Yield Cost of Funds including Hedges Net Interest Margin 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 0 1 2 3 4 Information as of Q3 2023.

ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 armourreit.com 772-617-4340